HEWLETT-PACKARD COMPANY AND SUBSIDIARIES


                               EXHIBIT INDEX
                               -------------



Exhibits:

  1.     Not applicable.

  2.     None.

  3.     Not applicable.

  4.     None.

  5-10.  Not applicable.

  11.    None.

  12-14. Not applicable.

  15.    None.

  16-17. Not applicable.

  18-20. None.

  21-22. Not applicable.

  23-25. None.

  26-27. Not applicable.

  28.    None.

  29.    Not applicable.


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